Exhibit 4.1

“2008 – Year of Teaching of Sciences”

NOTICE

BUENOS AIRES, AUGUST 8, 2008

To

AEROPUERTOS ARGENTINA 2000 S A

Mr. Ernesto GUTIÉRREZ CONTE

Honduras 5663 - 2o Floor

FEDERAL CAPITAL

The purpose of this notice is to inform you about the issuance of Resolution Nº 54, dated on August 5, 2008, by the ORGANISMO REGULADOR DEL SISTEMA NACIONAL DE AEROPUERTOS (ORSNA). Article 1º of said regulation provides as follows: “To approve the “REGULATORY Accounting Manual”, pursuant to the provisions of Clause 25 of Part Four of the Memorandum of Agreement for Concession Contract Adjustment, ratified by Decree Nº 1799/07…”

It is expressly stated on the record that a duly certified copy of ORSNA Resolution No. 54/2008 is attached herewith, which has FORTY-THREE (43) sheets of paper with writing on both sides of the page.

Yours sincerely,

[Illegible signature]
PATRICIO L. DUHALDE
General Secretary
General Secretariat Unit
O.R.S.N.A.

Signature: [illegible]

Clarification: Ana Lía De Oto

Date: 08/11/2008             Time: 05:20 p.m.

Av. Corrientes 441 * C1043AAE * Buenos Aires * Argentina * Ph: 4327-3328 / 4327-1046 * Fax: 4327-1340

“2008 – Year of Teaching of Sciences”

[Each page of this document is duly initialized at the bottom, on the left.]

BUENOS AIRES, AUGUST 05, 2008

Having reviewed File N° 310/2008 of the Registry of the ORGANISMO REGULADOR DEL SISTEMA NACIONAL DE AEROPUERTOS (ORSNA); Decree N° 375, dated on April 24, 1997, ratified by Decree of Necessity and Urgency N° 842, dated on August 27, 1997; Decree N° 163, dated on February 11, 1998; Decree Nº 1799, dated on December 4, 2007; and

WHEREAS:

The abovementioned File deals with the proceedings related to the “Regulatory Accounting Manual” Project, developed by the DEPARTMENT OF ECONOMIC AND FINANCIAL REGULATION and QUALITY CONTROL, pursuant to Clause 25, Part Four of the Memorandum of Agreement for Concession Contract Adjustment, ratified by Decree No. 1799/07.

Section 17, subsection 1 of Decree No. 375/97 provides as follows, as part of the functions of the ORGANISMO REGULADOR DEL SISTEMA NACIONAL DE AEROPUERTOS (ORSNA): “To set up the necessary rules, systems and technical procedures to manage, operate and maintain the airports that are part of the National Airport System and to control compliance therewith.”

In turn, Clause 25 of Part Four of the Memorandum of Agreement for Concession Contract Adjustment, signed between AEROPUERTOS ARGENTINA 2000 SOCIEDAD ANÓNIMA and the UNIT FOR THE RENEGOTIATION AND ANALYSIS OF PUBLIC SERVICE CONTRACTS (UNIREN, as per the acronym in Spanish), ratified by Decree No. 1799/07, provides as follows: “25.1 ORSNA shall be in charge of implementing a REGULATORY ACCOUNTING SYSTEM. 25.2…”

The resulting Manual pursuant to Clause 25.2 of the aforementioned Memorandum of Agreement defines suitable technical criteria adjusted to the needs of the Regulatory Body, with the purpose of having uniform information that reduces the risk of asymmetry of available information ─ both for the Grantor and the Concessionaire ─ thus increasing the achievement of higher contractual transparency as regards all the Concessionaire’s operations and related revenues, costs and expenses of services and investments within the framework of the Concession Contract.

“2008 – Year of Teaching of Sciences”

The Manual also includes, pursuant to Clause 25.2 of the Memorandum of Agreement, the definition, uses, assessment and treatment of assets, liabilities, revenues and investments, information accounting structure and the accounting analysis methodology related to the rendering of services that are the purpose of the Concession Contract, taking into account the accounting separation principle, on the grounds that the information arising from the reports of the Regulatory Accounting System shall only be based on economic events exclusively related to the rights and obligations arising from the Concession Contract. Thus, such information shall be differentiated from other pieces of information provided by the Concessionaire in the Financial Statements.

This Manual further states that AEROPUERTOS ARGENTINA 2000 SOCIEDAD ANÓNIMA shall submit successive quarterly and annual Regulatory Accounting Reports, pursuant to the provisions of Section 5 of such instrument. This instrument also states that, in order to reconcile the information to be submitted by the Concessionaire for the periods between January-December 2006 and 2007 as a consequence of the delay of approval of the Memorandum of Agreement for Concession Contract Adjustment, ratified by Decree No. 1799/07, a transitional period has been established when AEROPUERTOS ARGENTINA 2000 SOCIEDAD ANÓNIMA shall submit the corresponding reports for each 2006 and 2007 accounting period, within 60 days after the approval of the Manual.

The Regulatory Accounting System is considered a valid instrument to gather and handle uniform data for the activities related to controlled-service rendering, thus unifying the method to submit such information and make accounting entries to record revenues and expenditures, where the divisions, accounts and allocation criteria are exclusively determined based on contractual regulatory goals.

The LEGAL DEPARTMENT has acted in exercise of its incumbent authority.

“2008 – Year of Teaching of Sciences”

The ORGANISMO REGULADOR DEL SISTEMA NACIONAL DE AEROPUERTOS (ORSNA) has the corresponding authority to issue the present measure, pursuant to the provisions of Section 3 of the National Law of Administrative Procedures No. 19 549 and other aforementioned regulations.

The matter was discussed at a Meeting of the Board of Directors held on July 24, 2008 and the undersigned was authorized to issue the present decision.

Therefore,

THE BOARD OF DIRECTORS OF THE ORGANISMO REGULADOR DEL SISTEMA NACIONAL DE AEROPUERTOS

RESOLVES:

ARTICLE 1º.- To approve the “Regulatory Accounting Manual”, pursuant to the provisions of Clause 25 of Part Four of the Memorandum of Agreement for Concession Contract Adjustment, ratified by Decree Nº 1799/07, attached herewith as Annex I.

ARTICLE 2º.- Let these presents be filed and notified to AEROPUERTOS ARGENTINA 2000 SOCIEDAD ANÓNIMA, enforced and filed.

ORSNA RESOLUTION Nº 54

[Illegible signature]

Brigadier General HORACIO A. OREFICE

PRESIDENT

Organismo Regulador del

Sistema Nacional de Aeropuertos

ORSNA

Regulatory Accounting Manual – ORSNA

ANNEX I

ORGANISMO REGULADOR DEL

SISTEMA NACIONAL DE AEROPUERTOS

(REGULATORY BODY OF THE NATIONAL AIRPORT SYSTEM)

REGULATORY ACCOUNTING MANUAL

CONCESSION CONTRACT FOR GROUP “A”

OF AIRPORTS

AEROPUERTOS ARGENTINA 2000 S.A.

Version 1.0

September 2007

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Regulatory Accounting Manual – ORSNA

TABLE OF CONTENTS

1. INTRODUCTION	3
1.1. Content of the Manual	3
1.2. Glossary	3
1.3. Legal Framework	5
1.4. REGULATORY ACCOUNTING System	6
1.5. Scope and Objectives of the REGULATORY ACCOUNTING MANUAL	6
1.6. Accounting periods and transitional period	7
1.7. Accounts Manual	7
2. GENERAL PRINCIPLES OF REGULATORY ACCOUNTING	8
2.1. Principle definition	8
2.2. Accounting Separation Principle	9
3. REGULATORY ACCOUNTING SYSTEM DEFINITION	10
3.1. General concept related to Regulatory Accounting preparation	10
3.2. Definition and separation of services and cost entries	10
3.3. Principles related to cost and revenue allocation among services	10
3.3.1. Revenue Allocation	10
3.3.2. Expenditure Allocation	11
3.3.3. Cost Classification	12
3.4. Characteristics of the information arising from the allocation process	13
3.5. Recording of operations per type of services	13
3.6. Record keeping	14
3.7. Prudence criterion	14
3.8. Criteria for the publication of information arising from the REGULATORY ACCOUNTING SYSTEM	15
3.9. REGULATORY ACCOUNTING MANUAL Review	15
4. SPECIFIC PROVISIONS	15
4.1. Revenue classification for different types of services	15
4.2. Sources of accounting information	17
4.2.1. Revenues	17
4.2.2. Expenditures	17
4.3. Specific account criteria	17
4.3.1. Investment Plan	17
4.3.2. Amortization and depreciation methods	17
4.3.3. Insurance policies and Guarantees	18
4.3.4. Taxes	18
4.3.5. Operations with controlled and affiliated companies	18
4.3.6. Other entries	18
4.3.7. Fines and Penalties	19
4.3.8. Financial expenses	19
5. REGULATORY ACCOUNTING REPORTS: SUBMISSION METHOD	19
5.1. Basic Structure	19
5.2. Additional Information	19

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Regulatory Accounting Manual – ORSNA

1. INTRODUCTION

1.1. Content of the Manual

The Purpose of this Manual is to provide basic guidelines of the REGULATORY ACCOUNTING SYSTEM for the CONCESSION CONTRACT signed between the National State and the Concessionaire, Aeropuertos Argentina 2000 S.A., for the exploitation, management and operation of Group “A” of airports of the National Airport System.

For better understanding, the content of the REGULATORY ACCOUNTING MANUAL is organized as follows:

Section 1 provides an INTRODUCTION which includes a Glossary of Terms, the Legal Framework for the issuance of the present Manual, the Scope, Objectives and Effect and the definition of the Accounting Period and the Transitional Period.

Section 2 describes the general principles of the REGULATORY ACCOUNTING SYSTEM.

Section 3 describes the REGULATORY ACCOUNTING SYSTEM, which includes the following items: (3.1.) General concept related to Regulatory Accounting preparation; (3.2) Definition and separation of services and cost entries; (3.3) Principles related to cost and revenue allocation among services; (3.4) Characteristics of the information arising from the allocation process; (3.5) Operation recording per type of services; (3.6) Record keeping; (3.7) Prudence criterion; (3.8) Publication criteria of the information; and (3.9) Review of the Manual.

Section 4 sets up Specific Provisions about revenue, expenditure and asset related accounts.

Section 5 defines the method the Concessionaire shall use to submit the REGULATORY ACCOUNTING REPORT.

1.2. Glossary

The terms used in the REGULATORY ACCOUNTING MANUAL, which are listed below, shall have the following meaning:

Memorandum of Agreement for Concession Contract Adjustment or Complete Contract Renegotiation Agreement or Renegotiation Agreement or Agreement: the agreement entered into between the GRANTOR and the CONCESSIONAIRE, which includes the terms and conditions of the adaptation of the CONCESSION CONTRACT in compliance with Laws N° 25 561, 25 790, 25 820, 25 972, 26 077 and 26 204 and Decree N° 311/03 and other applicable regulations, ratified by Decree No. 1799, of December 4, 2007.

Activity: all economic-financial events associated to each of the Revenue/Expenditure Generating Units.

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Letter of Understanding: the instrument executed between UNIREN and Aeropuertos Argentina 2000 S.A., which ─ within the framework of the renegotiation process pursuant to the provisions of Sections 8, 9 and 10 of Law No. 25 561, Laws No. 25 791, 25 820, 25 972 and 26 077 and Decree No. 311/03 and other statutory and supplementary regulations ─ includes the terms that are considered reasonable to adjust the CONCESSION CONTRACT conditions before the approval by the National Executive Power of the Memorandum of Agreement of Concession Contract Adjustment.

Grantor: the ARGENTINEAN NATIONAL STATE

Concession: the authorization granted by the NATIONAL EXECUTIVE POWER to the CONCESSIONAIRE to perform the exploitation, management and operation of GROUP “A” OF THE NATIONAL AIRPORT SYSTEM, pursuant to the CONCESSION CONTRACT.

Concessionaire: Aeropuertos Argentina 2000 S.A. (AA2000, the Company).

Contract or Concession Contract: the instrument through which the NATIONAL STATE granted the CONCESSION for the exploitation, management and operation of GROUP “A” OF THE NATIONAL AIRPORT SYSTEM, approved by Decree No. 163 of February 13, 1998, as amended by Decree No. 1799 of December 4, 2007.

Regulatory Accounting: from a conceptual standpoint, it is a special system of data collection, allocation and entry based on regulatory objectives.

Regulatory Accounting Report: includes all supporting documentation, schedules and annexes that the CONCESSIONAIRE shall submit to the ORSNA on a quarterly and annual basis using the method stated in the REGULATORY ACCOUNTING MANUAL, in compliance with the specifications of the REGULATORY ACCOUNTING SYSTEM.

Aeronautical Revenues: all revenues included in the Rate Schedule, Annex II of the Memorandum of Agreement of Concession Contract Adjustment, ratified by Decree No. 1799, of December 4, 2007, also called Revenues with Regulated Rates or Regulated Revenues.

Non-aeronautical Revenues: those revenues from services rendered by the CONCESSIONAIRE, on its own or through third parties, by virtue of the CONCESSION CONTRACT, which are not included in the Rate Schedule, Annex II of the Memorandum of Agreement of Concession Contract Adjustment, also called Revenues with Non-regulated Rates or Non-regulated Revenues.

Regulatory Accounting Manual or Manual: the document that defines the basic criteria of the REGULATORY ACCOUNTING SYSTEM according to the needs of the regulatory Body, to have uniform information as regards accounting entries made by the CONCESSIONAIRE on a permanent and standardized manner. This manual provides the booking methods for regulatory accounts and the adopted criteria for assessment and reporting purposes in Regulatory Accounting Reports.

ORSNA: the Regulatory Body of the National Airport System, pursuant to the provisions of Decree 357/97.

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Regulatory Accounting Manual – ORSNA

Financial Projection of Income and Expenses: the breakdown of revenues and expenses related to the rendering of the services subject to the concession, including investment obligations, which is part of the Memorandum of Agreement for Concession Contract Adjustment, ratified by Decree No. 1799 of December 4, 2007.

Regulatory Accounting System: a system of data collection, allocation and entry that unifies the methodology and the formats to be used by the company rendering the regulated services at the moment of submitting the technical, accounting and economic information requested by the Regulatory Body with respect to aeronautical and non-aeronautical activities carried out by the CONCESSIONAIRE within the framework of the CONCESSION CONTRACT.

National Airport System (NAS): the group of airports, specified in ANNEX III of Decree N° 375/97 of the NATIONAL EXECUTIVE POWER.

Revenue and Expenditure Generating Unit: for the purpose of this Manual, this term refers to each airport of Group “A”.

1.3. Legal Framework

On February 9, 1998, the National State and the CONCESSIONAIRE executed the CONCESSION CONTRACT for the exploitation, management and operation of Group “A” of the NATIONAL AIRPORT SYSTEM for the term of thirty years. Later, on February 11, 1998, the National Executive Power, through Decree 163/98, approved such CONCESSION CONTRACT, which entered into effect on February 13, 1998, with the corresponding publication in the Official Gazette.

Within the framework of the public service contract renegotiation process pursuant to the provisions of Laws No. 25 561, 25 790, 25 820 and 26 077, and its supplementary regulation Decree No. 311/03, the COMPLETE CONCESSION CONTRACT RENEGOTIATION AGREEMENT for the exploitation, management and operation of Group “A” of the NATIONAL AIRPORT SYSTEM was signed, pursuant to the provisions of Section 8 of Law No. 25 561 (Economic Emergency Act) and supplementary and related regulations.

Such agreement included tools that allow the National State to better perform its control, regulation and planning functions, with special emphasis in the MEMORANDUM OF AGREEMENT FOR CONCESSION CONTRACT ADJUSTMENT, ratified by Decree No. 1799 of December 4, 2007, of the need to provide the CONCESSION with a REGULATORY ACCOUNTING SYSTEM, defined therein as follows: “REGULATORY ACCOUNTING SYSTEM: a system of data collection, allocation and entry that unifies the methodology and the formats to be used by the company rendering the regulated services at the moment of submitting the technical, accounting and economic information requested by the Regulatory Body with respect to aeronautical and non-aeronautical activities carried out by the CONCESSIONAIRE within the framework of the CONCESSION CONTRACT.”

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Finally, for the purpose of complying with the aforementioned, Clause 25.3 of the MEMORANDUM OF AGREEMENT imposes the CONCESSIONAIRE the obligation to submit to the ORSNA any and all required information, with the necessary level of detail, for the application of the REGULATORY ACCOUNTING SYSTEM.

1.4. REGULATORY ACCOUNTING System

The REGULATORY ACCOUNTING SYSTEM shall allow to have ─ in a permanent and standardized manner ─ uniform information related to any economic activity related to the Concession and carried out by the Concessionaire, which will enhance the possibilities to make consistent and transparent comparisons and validations to determine the efficient costs of rendering the services covered by the contract, thus optimizing ORSNA’s supervision and control.

The specific uses of the REGULATORY ACCOUNTING SYSTEM shall be as follows:

•	In general, to contribute to the supply of uniform information for the decision-making process related to the supervision and control of the Concession, within the framework of the management model of the CONCESSION CONTRACT.

•	Specifically, to use such information to develop the tools inherent to the Concession, such as the Record of Investments, a follow-up of the Investment Plan, Regulatory Accounting Reports, among others.

•	To Monitor the CONCESSIONAIRE’s performance, taking into account the undertaken contractual obligations.

•	To help detect any anti-competitive behavior displayed by the CONCESSIONAIRE.

•	To enhance the transparency of the CONCESSION CONTRACT regulatory system.

The REGULATORY ACCOUNTING SYSTEM shall be in accordance with assessment rules and criteria, as well as with generally accepted accounting principles, which are used to prepare the CONCESSIONAIRE’s financial statements, without prejudice to the fact that the Regulatory Body’s needs may not be compatible with some of the aforementioned principles, as this Body is mainly focused on the activities comprised within the framework of the Concession Contract.

1.5. Scope and Objectives of the REGULATORY ACCOUNTING MANUAL

The REGULATORY ACCOUNTING MANUAL provides some guidelines and principles the CONCESSIONAIRE shall comply with when preparing the REGULATORY ACCOUNTING REPORT.

Such Manual defines suitable technical criteria adjusted to the needs of the Regulatory Body, with the purposes of having uniform information that reduces the risk of asymmetry of available information ─ both for the ORSNA and the CONCESSIONAIRE ─ thus increasing the achievement of higher contractual transparency as regards all the CONCESSIONAIRE’S operations and related revenues, costs and expenses of services and investments within the framework of the CONCESSION CONTRACT.

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The Manual also includes the definition, uses, assessment and treatment of assets, liabilities, revenues and investments, information accounting structure and the accounting analysis methodology related to the rendering of services that are the purpose of the CONCESSION CONTRACT.

The main purpose of the REGULATORY ACCOUNTING MANUAL is to define a methodological guide for data collection, allocation and entry that unifies the methodology and the formats to be used for submitting the technical, accounting and economic information requested by the ORSNA with respect to aeronautical and non-aeronautical activities carried out by the CONCESSIONAIRE within the framework of the CONCESSION CONTRACT.

Thus, the REGULATORY ACCOUNTING REPORT shall be prepared according to the definitions established in this Manual, and shall mainly show the operating conditions for service rendering, in order to support the CONCESSION CONTRACT regulatory system.

So, complying with REGULATORY ACCOUNTING shall be an additional obligation of the CONCESSIONAIRE, in addition to those obligations imposed upon it by the regulations in force.

1.6. Accounting periods and Transitional period

The CONCESSIONAIRE shall submit successive quarterly and annual REGULATORY ACCOUNTING REPORTS, pursuant to the provisions of Section 5 of the REGULATORY ACCOUNTING MANUAL.

Both quarterly and annual reports shall be submitted to the ORSNA within 10 (ten) days of the corresponding submission of the Financial Statements before the National Securities Commission (CVN, as per its acronym in Spanish), both in printed copy and on magnetic media.

The provided information in the REGULATORY ACCOUNTING REPORT shall correspond to the same period as the information included in the Financial Statements of the CONCESSIONAIRE, i.e., it shall cover the period between January 1 to December 31 of each year.

The ORSNA and the CONCESSIONAIRE shall appoint the authorized officers to subscribe the documents comprising the quarterly and annual reports.

In order to reconcile the information to be submitted by the CONCESSIONAIRE for the periods between January-December 2006 and 2007 as a consequence of the delay of the approval of the Memorandum of Agreement for Concession Contract Adjustment, ratified by Decree No. 1799/07, a transitional period has been established when the CONCESSIONAIRE shall submit the corresponding reports for each 2006 and 2007 accounting period, within 60 days after the approval of the Manual.

1.7. Accounts Manual

The CONCESSIONAIRE shall submit the corresponding ACCOUNT MANUAL within 60 days after the approval of the present Manual.

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Regulatory Accounting Manual – ORSNA

2. GENERAL PRINCIPLES OF REGULATORY ACCOUNTING

2.1 Definition of Principles

The general principles governing the REGULATORY ACCOUNTING SYSTEM, within the framework of the CONCESSION CONTRACT for the rendering of services related to the exploitation, management and operation of Group “A” of airports of the National Airport System are as follows:

•	Neutrality (Objectivity or absence of bias): for accounting information to be as faithful to the reality as possible it shall not be biased, that is to say, twisted to benefit the CONCESSIONAIRE or influence users to behave in a certain manner. REGULATORY ACCOUNTING shall provide neutral information, to help make a decision or judgment with the purpose of obtaining a given result or outcome

•	Consistency: general and special criteria adopted within the framework of the REGULATORY ACCOUNTING SYSTEM shall be directly related to the REGULATORY SYSTEM adopted for the CONCESSION, and shall be in effect for the whole term of the contract. Any modifications thereof shall be made in accordance with the specific established methodology for these purposes.

•	Transparency: the selected procedures within the framework of the REGULATORY ACCOUNTING SYSTEM shall be mainly focused on strengthening the CONCESSION CONTRACT from an institutional point of view, with a focus on clarity and with the specific purpose of reducing the asymmetry in the treatment of information related to the rendering of the services subject to the concession.

•	Materiality: any type of allocation or recording shall be considered material if a lack of accuracy or the omission thereof can potentially impair the understanding of the information included in the REGULATORY ACCOUNTING SYSTEM.

•	Causality: costs, revenues and capital shall be allocated to the different activities using a mechanism that allows to verify the causal relationship between the accounting entry and the cost of the service.

•	Sufficiency (Integrity): the information submitted to the regulator shall be complete and comply with all requirements pursuant to the provisions of the present MANUAL. Omitting pertinent and significant information can make the submitted information less reliable.

•	Cost breakdown: (per cost category): all costs allocated to services shall be previously matched with the activities generating them.

•	Reliability (Credibility): information shall be reliable to users and serve as basis for decision-making. For information to be reliable, it shall be closely connected to reality and verifiable.

•	Verifiability: for accounting information to be reliable, any person with enough knowledge should be able to verify it.

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•	Close connection to reality: for REGULATORY ACCOUNTING REPORTS TO BE RELIABLE, they shall provide descriptions and measurements that are reasonably consistent with the economic events they intend to describe.

•	Materiality (Substance over form): for accounting information to be as faithful to reality as possible, operations and events shall be posted and recorded based on their economic substance and reality. Whenever instrumental aspects or legal forms fail to provide an accurate picture of the economic effects of events or transactions, their economic essence shall prevail in financial statements ─ without prejudice to the information ─ over the corresponding legal elements.

•	Opportunity: REGULATORY ACCOUNTING REPORTS or any other required information shall be submitted in due time and form, so that they can be used for analysis and decision-making purposes. An undue delay in the submission of the information may cause this information to lose its pertinence.

•	Consistency: attribution, allocation and assessment methods shall be consistent every year. REGULATORY ACCOUNTING REPORTS shall be subject to comparison with other reports for the same date or period, or for different periods. For reported data to be comparable, they shall be expressed in the same unit of measurement, be assessed based on consistent criteria and prepared using uniform rules.

2.2. Accounting Separation Principle

The accounting information produced and submitted by the CONCESSIONAIRE in the Financial Statements, before the different competent authorities, records and shows all economic events related to the purpose of the business activity carried out by the Concessionaire.

Consequently, the accounting separation principle is based on the fact that the information provided through the Reports of the REGULATORY ACCOUNTING SYSTEM shall only be based on economic events exclusively related to the rights and obligations arising from the CONCESSION CONTRACT, and thus it shall be differentiated from other pieces of information included in the Financial Statements of the CONCESSIONAIRE.

Thus, from a regulatory standpoint, there is a need to set clear rules to determine the dynamics of creating allocation entries so as to have the necessary information to verify the REGULATORY ACCOUNTING REPORT, both in terms of revenues and expenditures corresponding to the different types of regulated services.

Meanwhile, the ORSNA, in exercise of its functions, shall mainly focus its actions to: (i) supervise and control the performance of the CONCESSIONAIRE’S contractual obligations; (ii) monitor the CONCESSIONAIRE’s financial health; and (iii) protect the interest of the users of the different services that are part of the CONCESSION CONTRACT.

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Regulatory Accounting Manual – ORSNA

In short, the REGULATORY ACCOUNTING SYSTEM shall be considered a valid instrument to gather and handle homogeneous data strictly related to the rendering of regulated services, which shall not only provide for a uniform method to submit such information to the ORSNA, but shall also specifically define the identification and recording of revenue and expenditure entries, with account separation and allocation criteria exclusively defined based on contractual regulatory objectives.

3. REGULATORY ACCOUNTING SYSTEM DEFINITION

3.1. General concept related to REGULATORY ACCOUNTING preparation

The information included in the REGULATORY ACCOUNTING SYSTEM shall be prepared based on ORSNA’s requirements. Such information ─ relevant for the regulation ─ is gathered by reclassifying revenue and expenditure information included in the CONCESSIONAIRE’s Financial Statements, in significant services or cost pools for the Regulator. Allocation and assessment of these costs and revenues involve applying different principles and criteria, which are included in the REGULATORY ACCOUNTING.

3.2. Definition and separation of services and cost entries

Pursuant to the provisions of the CONCESSION CONTRACT, the CONCESSIONAIRE, on its own or through third parties, has been exclusively entrusted with the exploitation, management and operation of airports that are part of Group “A” of the NATIONAL AIRPORT SYSTEM.

On the other hand, the Contract states that the CONCESSIONAIRE has the obligation, within the scope of airports that are part of Group “A” of the NATIONAL AIRPORT SYSTEM, to address any increase in demand for services, in the quality conditions specified by the ICAO/IATA, as well as to implement the established INVESTMENT PLAN.

The CONCESSION CONTRACT also lists the different obligations undertaken by the CONCESSIONAIRE. Such contractual obligations, which are directly related to the service rendering activity, are essential to define the corresponding cost entries.

Services rendered by the CONCESSIONAIRE are based on the different contractual specifications, and include regulated services subject to the concession (aeronautical services) and non-regulated commercial services (non-aeronautical services).

3.3. Principles related to cost and revenue allocation among services

3.3.1. Revenue allocation

The CONCESSIONAIRE gets revenues form regulated services subject to the concession (aeronautical services) and for non-regulated services (non-aeronautical, commercial services).

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Regulatory Accounting Manual – ORSNA

So, within the scope of the CONCESSION, revenues shall be allocated directly to the revenue generating units (airports), with a breakdown of regulated services subject to the concession (aeronautical services) and for non-regulated services (non-aeronautical, commercial services).

Regulated services (aeronautical)
Landing fee	Parking fee	Telescopic jet ways	Airport Terminal Usage Fee

Non-regulated services (non-aeronautical)
Related activities to air-commercial transportation Commercial exploitation of airport Secondary activities carried out at the airport

In brief, within the scope of the CONCESSION CONTRACT, total revenues of the Concession comprise both regulated services ─ aeronautical services ─ and non-regulated services ─ non-aeronautical/commercial services.

Revenue allocation process is based on the information arising from the accounting system and the CONCESSIONAIRE’s billing system.

3.3.2. Expenditure allocation

Costs that are part of the CONCESSIONAIRE’s expenditure structure shall be classified pursuant to the provisions of paragraph 3.3.3, i.e., direct and indirect costs.

In order to apply the expenditure allocation criteria, the CONCESSIONAIRE shall submit the definition of the specific methodological criteria that justify the adopted distribution variables, whether direct or indirect ones, and that enable at the same time to quantify the part of an accounting entry that has been generated by a given service. The CONCESSIONAIRE shall submit such methodological criteria in the first REGULATORY ACCOUNTING REPORT, and they shall be approved by the ORSNA.

The CONCESSIONAIRE shall also provide a breakdown of the types of costs stated in the defined classification for the accounts that are part of the Financial Statements. After submitting the REGULATORY ACCOUNTING REPORT, the CONCESSIONAIRE shall be able to justify, at ORSNA’s specific request, the specifications for the different “cost generating centers” and the adopted distribution criteria or variables for direct costs, as regards the evolution or situation of such breakdown of expenditures. The CONSESSIONAIRE shall submit to the ORSNA, together with the REGULATORY ACCOUNTING REPORT, a detailed description of the adopted procedures and criteria for such purposes.

The different components of the cost structure to be considered shall be related both to the breakdown of expenditures that the CONCESSIONAIRE took into account to submit its PROPOSAL and also to the breakdown included in the FINANCIAL PROJECTION OF INCOME AND EXPENSES OF THE CONCESSION.

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Component	Breakdown
Operating expenses	- Personnel - Public services - Maintenance - Insurance policies and guarantees - Hired services - Fire-fighting and medical services - Matrix - Other operating expenses
Specific revenue allocation	- NAS Trust - NAS – ANSES Trust - ORSNA - NAS Group “A” Trust
Settlement of Mutual Claims	- Interests
Taxes	- Gross Income - Financial transaction tax - Income tax
Amortizations	- Improvements - Property, plant and equipment

The CONCESSIONAIRE shall also submit the corresponding breakdown of accounting entries, as requested by the ORSNA for the purposes of performing a better analysis thereof.

3.3.3. Cost classification

The basic principle for the allocation process, within the framework of the REGULATORY ACCOUNTING SYSTEM, is the causality principle: revenues and expenditures shall be allocated to the different centers that generate them and there should be a causal relationship between the accounting entry and the center that generated the corresponding revenue or the expenditure.

Cost allocation for regulatory purposes requires additional guidance due to the fact that the CONCESSIONAIRE’s accounting information does not always match information needs for regulatory purposes.

Thus, from this allocation perspective, costs can be classified as follows:

•	Direct costs: costs that can be undoubtedly related to the rendering of a service, whether or not they are registered as associated with such service in the CONCESSIONAIRE’s financial statements.

•	Indirect costs: costs that are allocated to the corresponding revenue generating centers in an indirect, non-arbitrary manner, as no direct allocation method can be identified. In these cases, ad-hoc allocation criteria shall be established, pursuant to the provisions of paragraph 3.3.2.

The CONCESSIONAIRE shall take all necessary measures to use the specified cost allocation methodology as source of information.

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To clarify the used allocation methods, the CONCESSIONAIRE shall be able to identify in its accounts each type of cost (direct and indirect).

Finally, the REGULATORY ACCOUNTING REPORT submitted by the CONCESSIONAIRE shall provide a detailed description of the cost allocation process and criteria, identifying cost generators and justifying the ad-hoc allocation criteria for indirect costs.

3.4. Characteristics of the information arising from the allocation process

The obtained information through the application of the revenue and expenditure allocation method defined by the REGULATORY ACCOUNTING SYSTEM shall have the following characteristics:

•	Objectivity: economic events and effects related to the CONCESSION CONTRACT shall be faithfully represented.

•	Verifiability: included data shall be duly proven and certified.

•	Accuracy: each of the events or acts shall be recorded with as much precision as possible.

•	Reliability: statutory regulations in force and generally accepted standards and criteria in the field shall be applied whenever possible.

•	Usefulness: this information shall improve the quality of the available information related to economic events connected to the CONCESSION CONTRACT.

•	Productivity of information: a positive cost-benefit relationship shall be preserved, taking into account the use of information as well as the necessary activities to obtain it. The Regulator shall be responsible for such measurement.

•	Integrity: the essential nature of information shall have priority.

•	Significance: no important element shall be left aside.

•	Comparability: the information shall allow for comparison and connection to the information produced by the ORSNA.

•	Opportunity: the deadlines for the REGULATORY ACCOUNTING SYSTEM shall always be taken into account, so as to submit updated information.

•	Clarity: a reasonable understanding of the grounds and the effects of the information shall be of utmost importance.

•	Systematization: the CONCESSIONAIRE shall respect the order and organization in the presentation of information arising from the REGULATORY ACCOUNTING SYSTEM, based on the principles of the REGULATORY ACCOUNTING MANUAL.

3.5. Recording of operations per type of services

The CONCESSIONAIRE shall comply with the accounting separation principle specified in Section 2 of this REGULATORY ACCOUNTING MANUAL.

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Regulatory Accounting Manual – ORSNA

The REGULATORY ACCOUNTING SYSTEM is designed to identify and differentiate among the different book entries of the CONCESSIONAIRE those connected to the activities related to the rendering of services subject to the concession.

The REGULATORY ACCOUNTING SYSTEM shall allow the CONCESSIONAIRE to submit to the ORSNA homogeneous information for each performed activity, both related to regulated and non-regulated services.

The criterion to classify a certain entry within the scope of a given activity based on its main use will be the preferred one, pursuant to the provisions related to the allocation principle applied in the REGULATORY ACCOUNTING SYSTEM.

3.6. Record keeping

The implementation of the REGULATORY ACCOUNTING SYSTEM forces the CONCESSIONAIRE to keep its accounting records ─ both management and regulatory records ─ duly updated. Such records may be kept in an appropriate manner as required by law.

Each record that is part of the REGULATORY ACCOUNTING SYSTEM shall be supported by the corresponding detailed documentation, arising from the CONCESSIONAIRE’s Financial Statements, for the purposes of verification and proper analysis.

Besides the required accounts, the CONCESSIONAIRE may keep consolidation accounts, experimental or temporary accounts, breakdown of any account, provided that it keeps the integrity of the required information.

The CONCESSIONAIRE shall also keep the instruments defined in the present REGULATORY ACCOUNTING MANUAL duly updated, as integral parts of the REGULATORY ACCOUNTING REPORT, as per the specifications of Section 5.

Notwithstanding the aforementioned, the CONCESSIONAIRE shall provide the necessary computer resources and technology for the ORSNA to have access to essential information, for the purpose of making an effective control thereof.

3.7. Prudence criterion

The CONCESSIONAIRE, pursuant to the established guidelines for the REGULATORY ACCOUNTING SYSTEM, shall not unilaterally adopt accounting criteria to show events or situations that are not contemplated in this MANUAL. In this case, it shall submit to the ORSNA the detected situation so as to make a joint analysis that will generate a specific solution for the given situation.

Any intended modification shall be previously authorized by the ORSNA.

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Regulatory Accounting Manual – ORSNA

3.8. Criteria for the publication of information arising from the REGULATORY ACCOUNTING SYSTEM

The REGULATORY ACCOUNTING SYSTEM is considered a tool that will allow to release regulatory information related to the performance of the CONCESSION, strictly contributing to reduce any possible gap in such information availability between the different actors that carry out activities within the framework of the CONCESSION CONTRACT.

3.9. REGULATORY ACCOUNTING MANUAL Review

Both the CONCESSIONAIRE and the ORSNA may request the review of the contents of the REGULATORY ACCOUNTING MANUAL.

Any proposed modification shall be reconciled with historic data to enable comparison with future accounting data.

The ORSNA shall approve any change.

4. SPECIFIC PROVISIONS

4.1. Revenue classification for different types of services

The revenue structure within the framework of the CONCESSION CONTRACT is composed as follows:

Revenues
Total Revenues	Regulated Aeronautical Revenues	Domestic: those revenues generated within the territory of the Republic of Argentina.
International: those revenues arising from or allocated to an airport that is outside the Republic of Argentina.
	Non-regulated Non-Aeronautical/Commercial Revenues	Revenue from related activities within the framework of the CONCESSION CONTRACT. Not classified as domestic or international.
	Other Revenues	Revenues arising from the business exploitation.

Regulated Revenues: within the framework of Annex II, Rate Schedule, of the CONCESSION CONTRACT, the CONCESSIONAIRE’s regulated revenues, both domestic and international ones, are divided as follows, depending on who uses the different services:

Passengers	Domestic Airport Terminal Usage Fee	Applied to domestic destinations	Charges defined based on the classification and the destination airport category
	Regional Airport Terminal Usage Fee	Applied to international destinations closer to 300 kilometers and Uruguay
	International Airport Terminal Usage Fee	Applied to international destinations farther than 300 kilometers

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Regulatory Accounting Manual – ORSNA

Air operators	Landing Fee	Surcharge for night air field lighting	Charges defined based on the airport of origin
Surcharge for operation out of the normal timetable
Surcharge for operation in peak time
	Parking Fee	Operative
Remote
Telescopic Jet way Usage Fee

Non-Regulated Revenues: non-regulated revenues are generated by non-aeronautical services rendered by the CONCESSIONAIRE, on its own or through third parties, by virtue of the CONCESSION CONTRACT, which are not contemplated in the Rate Schedule included in Annex II.

Some of these revenues include:

•	Activities related to air-commercial transportation

o	Fuel

o	Ground handling services

o	Counters – CUTE

o	Check-in service

o	Follow-me services

o	Flight assistance services

o	Fiscal warehouses

•	Airport commercial exploitation

o	Services and stores

o	Parking

o	Duty-free shops

o	Cafeterias

o	Catering

o	Advertising

o	Rent

o	Expense reimbursement

•	Secondary activities carried out at the airport

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Other revenues: those revenues generated by the business exploitation

For other additional revenues of the CONCESSIONAIRE, the following section identifies the accounts where such revenues are recorded in the Financial Statements.

4.2. Sources of accounting information

4.2.1. Revenues

Annex I includes the classification of Aeronautical and Non-Aeronautical-Commercial revenues associated to the accounts that are used as sources of information for each of the components of the CONCESSIONAIRE’s revenue structure.

4.2.2. Expenditures

Annex II shows the book accounts that are used as sources of information for each of the components of the CONCESSIONAIRE’s expenditure structure.

4.3. Specific account criteria

4.3.1. Investment Plan

The CONCESSIONAIRE shall register its investments pursuant to current legal and regulatory provisions. Such investments are those included in Annex IV of the Memorandum of Agreement.

The investment amounts shall be specified in the REGULATORY ACCOUNTING REPORT, based on the information arising from the CONCESSIONAIRE’s accounting information, which shall be compared and reconciled with the data entered in the RECORD OF INVESTMENTS of the CONCESSION.

4.3.2. Amortization and depreciation methods

For amortization recording purposes, the CONCESSIONAIRE shall take into account the same guidelines defined within the framework of the FINANCIAL PROJECTION OF INCOME AND EXPENSES of the CONCESSION, giving priority to the applicable accounting and tax rules adopted by the CONCESSIONAIRE. For the purposes of this MANUAL, amortization and depreciation refer to the book value reduction arising from the use, deterioration, obsolescence, or changes in the economic conditions of property, plant and equipment or improvements that are part of the CONCESSION.

At the request of the CONCESSIONAIRE and for the purposes of the REGULATORY ACCOUNTING SYSTEM, the ORSNA may assess and later expressly authorize, alternative calculation methods and guidelines to the ones defined for accounting purposes, in order to duly show the useful life of the assets under consideration, or else provide for special future situations.

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4.3.3. Insurance policies and Guarantees

Insurance and guarantee allocation shall be carried out pursuant to contractual provisions and specifically under the guidelines established in the preparation of the FINANCIAL PROJECTION OF INCOME AND EXPENSES of the CONCESSION.

4.3.4. Taxes

Tax and the corresponding aliquot allocation shall be carried out pursuant to contractual provisions and specifically under the guidelines established in the preparation of the FINANCIAL PROJECTION OF INCOME AND EXPENSES of the CONCESSION.

4.3.5. Operations with controlled and affiliated companies

All transactions or contracts executed between the CONCESSIONAIRE and controlled and affiliated companies, pursuant to the terms of section 33 of law 19 550, shall be explicitly recorded in the REGULATORY ACCOUNTING REPORT submitted by the CONCESSIONAIRE from time to time, as stated in Section 5 of this MANUAL.

Such report shall include detailed economic information to verify the efficiency and reasonability of involved operations and activities.

Therefore, this type of operations that impact the performance of regulated and non-regulated services of the Concession and are set up within the CONCESSIONAIRE’s organization or between the CONCESSIONAIRE and affiliated companies or business partners, shall be recorded pursuant to the provisions of Resolution No. 21 of the Argentine Federation of Professional Councils in Economic Sciences (Federación Argentina de Consejos Profesionales de Ciencias Económicas – FACPCE, as per the acronym in Spanish.)

In addition, the ORSNA may ask for information about transactions with related parties in order to assess whether they have been reasonably recorded, in conditions that foster free competition, and also to gather evidence of the lack of unreasonable transfer of benefits between the parties and, in general, between regulated and non-regulated activities.

Material transactions with related parties that have not been reasonably recorded, in conditions that foster free competition, shall be duly marked with notes in financial accounts so that the ORSNA may take them into account when assessing the prices and profitability of the CONCESSIONAIRE. Such notes shall specify the value of the transaction, details of the related party and the price base used in the transaction.

4.3.6. Other entries

The ORSNA shall have the power to exclude or reassess certain cost entries when it considers that they are not necessary or outstrip the operative needs of the Concession. For this reason, a more detailed breakdown than the one provided for in this Manual might be necessary.

Likewise, the ORSNA shall have information about the movements of certain affected cost entries, such as reserves and extraordinary expenses. In the case of reserves, a detailed explanation of the different account movements and the cause that originated their creation shall be provided.

The accounts used to book such reserves and expenses and the affected cost centers shall be stated.

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Regulatory Accounting Manual – ORSNA

4.3.7. Fines and Penalties

Pursuant to the provisions of the MEMORANDUM OF AGREEMENT, penalty amounts imposed to the CONCESSIONAIRE for non-performance shall not be considered an expenditure for regulatory purposes.

4.3.8. Financial expenses

Interests and capital amortizations of debts acquired by the CONCESSIONAIRE and not included in the FINANCIAL PROJECTION OF INCOME AND EXPENSES of the CONCESSION shall not be considered expenditures for regulatory purposes.

5. REGULATORY ACCOUNTING REPORTS: SUBMISSION METHOD

5.1. Basic Structure

The CONCESSIONAIRE shall submit the REGULATORY ACCOUNTING REPORT based on the following structure on a consecutive basis, with quarterly or annual frequency.

The REPORT model is provided in Annex III.

5.2. Additional Information

Together with the submitted information, the CONCESSIONAIRE shall attach to the quarterly or annual Report the following information, as input for the review of the FINANCIAL PROJECTION OF INCOME AND EXPENSES of the CONCESSION:

•	Adopted criteria for cost generating centers and distribution criteria within the framework of the allocation process.

•	Description in physical and monetary terms of the quarterly and annual evolution of the investment plan of the CONCESSION.

•	Detailed description of operations with controlled companies.

•	Applied (annual) rate schedule.

At ORSNA’s request, the CONCESSIONAIRE shall include additional information that fosters a better understanding of regulatory accounts and economic-financial performance of the Concession.

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Regulatory Accounting Manual – ORSNA

ANNEX I

REVENUE STRUCTURE OF THE CONCESSIONAIRE

Classification of Aeronautical revenues (with regulated charges) and Non-aeronautical/Commercial revenues (with non-regulated charges) associated to the book accounts that are used as sources of information for each of the components of the revenue structure of the CONCESSIONAIRE.

This enumeration of book accounts is not restrictive.

Aeronautical revenues (regulated charges)

Component		Book Account
Aeronautical Revenues	Telescopic Jet Way Usage Fee	International jet way usage fee (401010)
	International Airport Terminal Usage Fee	International airport terminal usage fee (401020)
	International Parking Fee	International operative parking fee (401030)
International parking fee (401040)
	International Landing Fee	International landing fee (401050)
Surcharge for international peak time (401060)
Surcharge for international operation out of normal time schedule (401070)
Surcharge for night air field lighting (401080)
	International Airport Terminal Usage Fee	Regional airport terminal usage fee (401110)
	Telescopic Jet Way Usage Fee	Domestic jet way usage fee (401120)
	Domestic Airport Terminal Usage Fee	Domestic airport terminal usage fee (401130)
	Domestic Parking Fee	Domestic operative parking fee (401140)
Domestic parking fee (401150)
	Domestic Landing Fee	Domestic landing fee (401160)
Surcharge for domestic peak time (401170)
Surcharge for domestic operation out of normal time schedule (401180)
Surcharge for night air field lighting (401190)

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Non-aeronautical revenues (non-regulated charges)

Component		Book Account
Non-aeronautical/Commercial Revenues	Services and stores associated to international aeronautical revenues	International VIP room services (401090)
Miscellaneous international services (401100)
International ground handling service (401105)
	Services and stores associated to domestic aeronautical revenues	Domestic VIP room services (401200)
Miscellaneous domestic services (401210)
Domestic ground handling service (401220)

Other non-aeronautical revenues

Component		Book Account
Non-aeronautical/Commercial Revenues	Services and Stores	PM SH retail (402010)
PM SH daily (402011)
PM SH pharmacies (402012)
PM SH cleaning (402013)
PM SH safety and security (402014)
PM SH cash and valuables transportation (402015)
PM SH miscellaneous (402016)
PM SH Drugstores (402017)
PM SP Rental agencies (402020)
PM SH miscellaneous services (402025)
	Parking	PM car parking (licensed) (402030)
Own car parking (402040)
	Services and Stores	Baggage carts (402045)
	Fiscal warehouses (own operations)	PM cargo agents (402050)
	Fuel	PM fuel plants (402060)
	Duty-free shop (own operation)	PM duty-free shops (402070)
	Duty-free shop (variable fee: INTERBAIRES)	Duty-free shops under license (402075)

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Regulatory Accounting Manual – ORSNA

Component		Book Account
Non-aeronautical/Commercial Revenues	Services and Stores	PM hangar exploitation (402080)
PM aeronautical services to third parties (402085)
	Cafeteria	PM Gastronomy (402090)
	Services and Stores	PM Pre and Post-air transportation (402100)
	Ground handling service (own operation)	PM Self rendering of ground handling service (402110)
	Ground handling service (fixed feed: INTERCARGO)	PM Licensed ground handling service (402120)
	Catering	PM Catering services (402130)
PM Licensed catering services (402140)
	Fiscal warehouses (own operations)	Own fiscal warehouses, handling and (402160)
Own fiscal warehouses/stay (402170)
	Fiscal warehouses (variable fee: EDCADASA)	PM Licensed fiscal warehouses (402175)
	Advertising	PM Advertising exploitation (402180)
	Services and Stores	Licensed exploitations (402185)
	Counters - CUTE	PM Counters (rent) (402190)
PM International counters (rent) (402191)
Discount for counters (rent) (402195)
	Services and Stores	PM VIP room space (402200)
	Rents	PM Spaces and offices (rent) (402210)
	Services and Stores	VS recording and video-taping rights (402220)
VS Promotion rights (402230)
PM banks and foreign exchange offices (402240)
PM Telecommunications, telephony and Internet (402250)
VP Penalties and fines (402260)
	Expense reimbursement	VS common expenses (402270)
VS Advance payments for common expenses (402271)
	Services and Stores	Miscellaneous sales and revenues (402280)
Maintenance services (402290)
Earned commissions – Telecom cards (402600)

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Other revenues (non-regulated charges)

Component	Book account
Other Revenues	Charged interests (403010)
Expense recovery (403030)
Proceeds from the sale of property, plant and equipment (403040)
Proceeds from converting foreign currency (403060)
Exchange rate difference from collections (403061)
Proceeds from permanent investments (VPP) (403071)
Miscellaneous claims (403100)

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Regulatory Accounting Manual – ORSNA

ANNEX II

EXPENDITURE STRUCTURE OF THE CONCESSIONAIRE

Classification of the book accounts that are used as sources of information for each of the components of the expenditure structure of the CONCESSIONAIRE.

This enumeration of book accounts is not restrictive.

SALARIES AND SOCIAL CONTRIBUTIONS
Component		Book Account
Operating Expenses	Personnel and Matrix	Salaries and Wages (501010)
Social Contributions (501020)
13th Month Pay (501030)
Holidays (501040)
Compensations (501050)
Temporary staff (501060)
Staff training (501080)

FEES
Component		Book Account
Operating Expenses	Hired Services	Miscellaneous fees (502010)
Attorney fees (502020)
Auditor fees (502030)
Notary Public fees (502040)
Translation fees (502050)

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Regulatory Accounting Manual – ORSNA

SERVICES
Component		Book Account
Operating Expenses	Public Services	Telephony – Fixed charge (503110)
Telephony – Other charges (503140)
Mobile telephony – Expense (503211)
Mobile telephony – Variable charge (503220)
Mobile telephony – (fines, discounts) (503230)
Mobile telephony – Other charges) (503240)
Water – Fixed charge (503310)
Water – Variable charge (503320)
Water - (fines, discounts) (503330)
Water – Other charges (503340)
Power – Fixed charge (503410)
Power – Variable charge (503420)
Power – (fines, discounts) (503430)
Power – Other charges (503440)
Gas – Fixed charge (503510)
Gas – Variable charge (503520)
Gas – (fines, discounts) (503530)
Gas – Other charges (503550)
Municipal, provincial and other rates (503610)
Gasoil (heating) (503620)
Internet (503630)

ADMINISTRATION EXPENSES
Component		Book Account
Operating Expenses	Other Operating Expenses	Stationery and office supplies (504010)
Forms and printed material (504020)
Photocopies and paper (504036)
Dispenser/vending machines and cafeteria (504040)
Complementary materials and services (504050)
Mobility Costs and Travel Expenses (504060)
Healthcare expenses (504080)
Representation expenses (504090)
Entertainment and events (504100)
Mail/courier services and Freight Costs (504110)
Mail and deliveries (504120)
Miscellaneous Notary Public expenses (504130)
Subscriptions and registrations (504140)
Publications (504150)
Work elements (504160)
Bank expenses (504170)
Rents and leases (504180)
Postnet equipment lease costs (504181)
Negotiable obligations expenses (504200)

ADVERTISING
Component		Book Account
Operating Expenses	Hired Services	Media advertising (505010)
Advertising material (505020)

Promotions (505030)

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Regulatory Accounting Manual – ORSNA

INSURANCE
Component		Book Account
Operating Expenses	Insurance	Third party liability insurance (506010)
Operational All Risk insurance (506020)
Erection All Risks insurance (EAR) (506030)
Car insurance (506040)
Mandatory life insurance (506050)
Personal Accident insurance (506060)
Miscellaneous insurance (506070)
Guaranty insurance policy (506080)

MAINTENANCE
Component		Book Account
Operating Expenses	Maintenance	Pavement (507310)
Power supply (507320)
Visual aids (507330)
Sign posting (507340)
Airport perimeter (507350)
Green areas (507360)
Drinking water system (507410)
Sanitary sewer system (507420)
Fire hydrant system (507430)
Air conditioning (507440)
Special facilities (507450)
Check-in and passenger service services (507460)
Low-voltage electric power system (507470)
Passenger information (507480)
Weak current facilities (507490)
Buildings (507500)
Minor buildings – Integral movement – Cleaning (507510)
External areas (507520)

Parking lots (507530)
Environment (507540)
Fumigation and disinfection (507550)
Wheeled vehicles (507560)
Machines, equipment and tools (507570)
Office machines and equipment (507580)
Hardware and network maintenance (507590)
Software maintenance (507591)
Office rental (507600)
Miscellaneous rentals (507610)

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Regulatory Accounting Manual – ORSNA

SURVEILLANCE, HEALTH AND FIRE-FIGHTING SERVICES
Component		Book Account
Operating Expenses	Other operating expenses	Safety and security (508010)
Badge expenses (508020)
Health (508030)
	Fire-fighting and medical services	Armed Forces Health Services (508031)
Fire-fighting department (508040)
	Other operating expenses	Safety and security elements (508050)
Industrial safety and spill hazards (508060)
Bird control (508070)

TAXES
Component	Book Account
Operating expenses	Gross income tax (509020)
Other expenditures	Miscellaneous taxes (509030)
Stamp tax (509040)
Operating expenses	Financial transfer tax
Other expenditures	Deferred tax
SPECIFIC REVENUE ALLOCATION (FORMER LICENSE FEE) AND OTHERS
Component	Book Account
Operating expenses	Specific revenue allocation
Technical operator fees (510020)

AMORTIZATIONS
Component		Book Account
Operating Expenses	Amortizations	Tool and instrument amortization (511020)
Machinery and equipment amortization (511030)
Installation amortization (511040)
Furniture and fixtures amortization (511050)
Vehicle amortization (511060)
Telephony amortization (511070)
Data processing amortization (511080)
Amortization of improvements on third-party real property (511090)
Deferred charge amortization (511110)
Goodwill amortization for C.C. S.A. (511121)

FINANCIAL EXPENSES
Component	Book Account
Other expenses	Bank fees (512010)
Credit and debit card fees (512010)
Bank fees for international wires (512012)
Ticket fees (512013)
Financial fees (512020)
Financial interests (512030)
Bank interests ((512040)
Tax interests (512050)
Social interests (512060)
Commercial interests (512070)
Exchange rate difference (512090)
General exchange rate difference (512091)

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Regulatory Accounting Manual – ORSNA

OTHER EXPENSES
Component	Book Account
Other expenses	Bad debts (513010)
Bad debts, other credits (513011)
Legal claims (513030)
Miscellaneous expenditures (513040)
Bidding terms and conditions (513050)
Price difference MM (513060)
Inventory difference (513070)
Balance difference due to current account adjustment (513080)
Permanent investment portfolio result (513090)
Current value (513120)
Parking cash shortage (513140)
Parking cash surplus (513150)
Charges cash shortage (513160)

ANNEX III

REGULATORY ACCOUNTING REPORT

The attached forms provide a summary chart of the necessary information for regulatory purposes.

The ORSNA shall ask the CONCESSIONAIRE to submit any supporting documentation and/or forms it deems necessary, pursuant to the provisions of the present Manual.

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ANNEX III

		Regulatory Adjustments

	Book Balance Balance Sheet Presentation	Positive	Negative	Reclassifications	Final Balance Regulatory Accounting
ASSETS
CASH AND CASH EQUIVALENTS
CASH
111010 CASH ARS					0.00
111012 PROSEGUR ARS					0.00
111016 PROSEGUR USD					0.00
111017 PROSEGUR EUROS					0.00
111021 CASH USD					0.00
111024 CASH EUROS					0.00
111030 PARKING COINS AND PAPER MONEY					0.00
111031 BAGGAGE CART COINS AND PAPER MONEY					0.00
111036 CASH COINS AND PAPER MONEY IN USD					0.00
111037 COINS AND PAPER MONEY FROM AIRPORT CHARGES IN ARS					0.00
111038 COINS AND PAPER MONEY FROM AIRPORT CHARGES IN USD					0.00
111039 COINS AND PAPER MONEY FROM AIRPORT CHARGES IN EUROS					0.00
TOTAL CASH	0.00	0.00	0.00	0.00	0.00

PETTY CASH
112010 PETTY CASH – CORPORATE AND AERONAUTICAL					0.00
112020 PETTY CASH – MATERIALS					0.00
TOTAL PETTY CASH	0.00	0.00	0.00	0.00	0.00

UNDEPOSITED RECEIPTS
113010 CHECKS TO BE CASHED ARS					0.00
113040 CHECKS TO BE CASHED INTERIOR					0.00
TOTAL UNDEPOSITED RECEIPTS	0.00	0.00	0.00	0.00	0.00

BANKS
CHECKING ACCOUNT ARS
114010 PATAGONIA SUDAMERIS (C.A. ARS) 00-10-633/					0.00
114011 PAYMENTS IN PROGRESS TO PATAGONIA SUDAMERIS 10-6					0.00
114013 PATAGONIA PENDING DEPOSITS					0.00
114014 PAYMENT ISSUED PATAGONIA (C.A. ARS) 00-10-6					0.00
114020 ABN (C.A. ARS) 00-29-096654527					0.00
114021 PAYMENTS IN PROCESS ABN 0029954527					0.00
114022 ISSUED PAYMENT ABN (C.A. ARS) 00-29-09665452					0.00
114023 ABN PENDING DEPOSITS ARS0					0.00
114030 CITIBANK (C.A. ARS) 0-813810-018					0.00
114031 PAYMENTS IN PROGRESS CITI 018					0.00
114032 ISSUED PAYMENTS CITI 018					0.00
114033 CITI PENDING DEPOSITS ARS					0.00
114034 CITI CARDS PAYMENTS PENDING PROCESSING ARS					0.00
114040 NACION ARGENTINA (C.A. ARS) 201333-76					0.00
114041 PAYMENTS IN PROGRESS NAC. 76					0.00
114043 NACION PENDING DEPOSITS					0.00
114050 CIUDAD (C.A. ARS) 2056/9					0.00
114060 C.M.F. (C.A. ARS) 10410/8					0.00
114070 GALICIA C.A. ARS 55098-7 999-1					0.00
114073 GALICIA PENDING DEPOSITS					0.00
114080 BANSUD C.A. ARS 011-736-19-3					0.00
114090 PATAGONIA SUDAMERIS (C.A. ARS) 01-00-1837					0.00
114091 PAYMENTS IN PROGRESS PATAGONIA SUDAMERIS 01-0					0.00
114093 PATAGONIA SUDAMERIS PENDING DEPOSITS 01-00-18					0.00
114110 RIO (C.A. ARS) 23337/2					0.00
114111 PAYMENTS IN PROGRESS RIO					0.00
114113 PENDING DEPOSITS RIO ARS					0.00
114120 SANTA CRUZ CHECKING ACC. ARS 5-909223-0					0.00
114130 NUEVO BANCO DE SANTA FE C.A. ARS 58819/03					0.00

114131 PAYMENTS IN PROGRESS NUEVO BANCO DE SANTA FE	0.00
114140 BANCO INDUSTRIAL CHECKING ACC. ARS 208490-2	0.00
114160 BANCO NACION ARGENTINA TRUST	0.00
114170 BANCO CORDOBA CHECKING ACC. NO.101-15015/06	0.00
114181 PAYMENTS IN PROGRESS PATAGONIA SUDAMERIS	0.00
114183 PATAGONIA SUDAMERIS PENDING DEPOSITS	0.00
TOTAL CHECKING ACCOUNT ARS	0.00
CHECKING ACCOUNT USD
115086 ABM AMRO (CHECK. ACC. USD) 4560608947-41 USD	0.00
115091 USB N-Y. BRANCH (CHECK. ACC. USD) 101YR25180500	0.00
115121 CHASE MANHATTAN BANK NEW YORK CHECK. ACC. USD	0.00
TOTAL CHECKING ACCOUNT USD	0.00
SAVINGS ACCOUNT ARS
116013 SUDAMERIS PENDING DEPOSITS	0.00
116030 CITIBANK (S.A. ARS) 5-813810-028	0.00
116033 CITI PENDING DEPOSITS ARS	0.00
116040 NACION ARG. (S.A. ARS) 46013337-7	0.00
116041 PAYMENT IN PROGRESS – NACION 46013337-7	0.00
116043 NACION PENDING DEPOSITS	0.00
116050 CIUDAD (S.A. ARS) 00-0002271/8	0.00
116065 PAYMENTS IN PROGRESS CIUDAD 00-0002271/8	0.00
116053 CIUDAD PENDING DEPOSITS	0.00
116060 GALICIA S.A. ARS 9750169-2 999-3	0.00
TOTAL SAVINGS ACCOUNT ARS	0.00
TOTAL BANKS	0.00

TOTAL CASH AND CASH EQUIVALENTS	0.00

INVESTMENTS
CURRENT INVESTMENTS
121011 FIXED-TERM DEPOSIT USD 15688/02	0.00
121012 FIXED-TERM DEPOSIT ARS 15688/02	0.00
121030 CORPORATIONS SECT. 33 – SERVICES AND TECHNOLOGY	0.00
121037 CORPORATIONS SECT. 33 – CONSOLIDATED CARGO INC.	0.00
121041 CORPORATIONS SECT. 33 – PAOLETTI AMERICA S.A.	0.00
121044 CORPORATIONS SECT. 33 – CC SA	0.00
121900 EXCHANGE RATE DIFFERENCE INVESTMENTS	0.00
TOTAL CURRENT INVESTMENTS	0.00

TOTAL INVESTMENTS	0.00

TRADE ACCOUNTS RECEIVABLES
RECEIVABLES FOR SERVICES
130100 MASTERCARD	0.00
130110 AMERICAN EXPRESS	0.00
130120 DINERS	0.00
130130 CABAL	0.00
130140 VISA	0.00
131010 TRADE ACCOUNT RECEIVABLES	0.00
131020 RECEIVABLES FOR PARKING	0.00
131030 RECEIVABLES FOR AERONAUTICAL SERVICES – CASH	0.00
131031 RECEIVABLES FOR AERONAUTICAL SERVICES – CASH TUA	0.00
131050 ALLOWANCE FOR RECEIVABLES	0.00
131051 EXCHANGE DIFFERENCE TRADE ACCOUNTS RECEIVEBLES	0.00
131070 NOTES RECEIVABLES ARS	0.00
131090 NOTES RECEIVABLES – DEFERRED CHECKS	0.00
131110 DOUBTFUL DEBTS	0.00
131120 LEGAL DOCUMENTS	0.00
131130 MISCELLANEOUS DEBTORS	0.00
131500 ALLOWANCE FOR BAD DEBTS	0.00
TOTAL RECEIVABLES FOR SERVICES	0.00

TOTAL TRADE ACCOUNTS RECEIVABLES	0.00

ANNEX III

		Regulatory Adjustments

	Book Balance Balance Sheet Presentation	Positive	Negative	Reclassifications	Final Balance Regulatory Accounting
OTHER RECEIVABLES
ADVANCE TAX PAYMENTS
133071 VAT COLLECTIONS 3%					0.00
133090 VAT FOREIGN BENEFICIARIES					0.00
133110 VAT S.a.F. 1º PARAGRAPH					0.00
133120 VAT S.a.F. 2º PARAGRAPH					0.00
133200 ADVANCE PAYMENT - MINIMUM PRESUMED INCOME TAX					0.00
133210 MINIMUM PRESUMED INCOME Y. 2000					0.00
133211 MINIMUM PRESUMED INCOME Y. 2001					0.00
133212 MINIMUM PRESUMED INCOME Y. 2002					0.00
133213 MINIMUM PRESUMED INCOME Y. 2003					0.00
133214 MINIMUM PRESUMED INCOME Y. 2004					0.00
133215 MINIMUM PRESUMED INCOME Y. 2005					0.00
133216 MINIMUM PRESUMED INCOME Y. 2006					0.00
133251 DEFERRED TAX					0.00
133300 INCOME TAX WITHHOLDINGS					0.00
133320 INCOME TAX CREDIT BALANCE					0.00
133450 FEDERAL CAPITAL – GROSS INCOME WITHHOLDING					0.00
133451 BUENOS AIRES – GROSS INCOME WITHHOLDING					0.00
133464 NEUQUEN - GROSS INCOME WITHHOLDING					0.00
133500 TAX ALLOWANCE					0.00
133600 TAX ON BANK CREDITS L25 413 34% P					0.00
133610 TAX ON BANK DEBITS TO BE DISCOUNTED					0.00
TOTAL ADVANCE TAX PAYMENTS	0.00	0.00	0.00	0.00	0.00

EXPENSE RECOVERY
134010 LICENSE FEE RECOVERY					0.00
134011 SERVICES TO THE NATIONAL STATE					0.00
134015 LICENSE FEE RECOVERY – RES. NO. 282/99					0.00
134020 EXPENSE RECOVERY					0.00
134022 LUNCHEON					0.00
134026 OTHER CREDITS					0.00
134031 OTHER CREDITS – EXCHANGE DIFFERENCE					0.00
134035 CONSUMABLES - CARDS					0.00
134100 SPECIFIC ALLOCATION					0.00
134500 BAD DEBT ALLOWANCE – OTHER CREDITS					0.00
TOTAL EXPENSE RECOVERY	0.00	0.00	0.00	0.00	0.00

ADVANCES PAYABLE
136010 SUPPLIER ADVANCE PAYMENTS					0.00
136020 SALARY ADVANCE PAYMENTS					0.00
136030 ADVANCES PAYABLE					0.00
136031 ADVANCES PAYABLE					0.00
136040 DEBT FOR WORK-RELATED ACCIDENTS					0.00
136060 RENTS PAID IN ADVANCE					0.00
TOTAL ADVANCES PAYABLE	0.00	0.00	0.00	0.00	0.00

GRANTED GUARANTEES
138410 GUARANTEES GRANTED TO SUPPLIERS					0.00
138430 MISCELLANEOUS GRANTED GUARANTEES					0.00
TOTAL GRANTED GUARANTEES	0.00	0.00	0.00	0.00	0.00

MISCELLANEOUS RECEIVABLES
139030 PREPAID INSURANCE BUILDINGS					0.00
139040 PREPAID INSURANCE VEHICLES					0.00
139050 MISCELLANEOUS PREPAID INSURANCE					0.00
139610 JUDICIAL ATTACHMENTS MDZ					0.00
139611 ATTACHMENT, PROVINCE OF SAN LUIS					0.00
139612 JUDICIAL ATTACHMENT SUPPLIERS					0.00
139614 JUDICIAL ATTACHMENTS MUN. 9 DE JULIO					0.00
139615 JUDICIAL DEPOSIT ARS SUSPENSE ACCOUNT					0.00
139616 JUDICIAL DEPOSIT USD SUSPENSE ACCOUNT139617					0.00
139617 EXCHANGE RATE DIFF. JUDICIAL DEPOSIT USD					0.00
139620 OTHER ACCRUED CREDITS					0.00
139640 OTHER RECEIVABLE CREDITS ADVERTISING ASSIGNMENT					0.00
TOTAL MISCELLANEOUS RECEIVABLES	0.00	0.00	0.00	0.00	0.00

TOTAL OTHER RECEIVABLES	0.00	0.00	0.00	0.00	0.00

PROPERTY, PLANT AND EQUIPMENT
ORIGINAL VALUE
134030 CONSUMABLES MATERIALS MAINTENANCE					0.00
135020 IMPORTS/EXPORTS					0.00
135050 MATERIALS					0.00
151020 TOOLS					0.00
151030 MACHINERY					0.00
151040 FITTINGS					0.00
151050 FURNITURE AND FIXTURES					0.00
151060 VEHICLES					0.00
151070 TELEPHONY					0.00
151080 DATA PROCESSING					0.00
151090 IMPROVEMENT ON THIRD-PARTY REAL PROPERTY					0.00
151100 WORKS					0.00
151110 PROPERTY, PLANT AND EQUIPMENT IN TRANSIT					0.00
151200 ALLOWANCE FOR PROPERTY, PLANT AND EQUIPMENT					0.00
151201 ADJUSTMENT FOR PROPERTY, PLANT AND EQUIPMENT					0.00
TOTAL ORIGINAL VALUE	0.00	0.00	0.00	0.00	0.00

ACCUMULATED AMORTIZATION
152020 ACCUMULATED AMORTIZATION – TOOLS					0.00
152030 ACCUMULATED AMORTIZATION – MACHINERY					0.00
152040 ACCUMULATED AMORTIZATION – FITTINGS					0.00
152050 ACCUMULATED AMORTIZATION – FURNITURE AND FIXTURES					0.00
152060 ACCUMULATED AMORTIZATION – VEHICLES					0.00
152070 ACCUMULATED AMORTIZATION – TELEPHONY					0.00
152080 ACCUMULATED AMORTIZATION – DATA PROCESSING					0.00
152090 ACCUMULATED AMORTIZATION – IMPROVEMENTS					0.00
TOTAL ACCUMULATED AMORTIZATION	0.00	0.00	0.00	0.00	0.00
					0.00
TOTAL PROPERTY, PLANT AND EQUIPMENT	0.00	0.00	0.00	0.00	0.00

DEFERRED CHARGES
DEFERRED CHARGES
181020 DEFERRED CHARGES					0.00
181030 LICENSE FEE RECOVERY					0.00
181040 GOODWILL CCI					0.00
TOTAL DEFERRED CHARGES	0.00	0.00	0.00	0.00	0.00
					0.00
TOTAL DEFERRED CHARGES	0.00	0.00	0.00	0.00	0.00
					0.00
TOTAL ASSETS	0.00	0.00	0.00	0.00	0.00

ANNEX III

		Regulatory Adjustments

	Book Balance Balance Sheet Presentation	Positive	Negative	Reclassifications	Final Balance Regulatory Accounting
LIABILITIES
DEBTS
COMMERCIAL DEBTS
SUPPLIERS
211010 SUPPLIERS					0.00
211011 FOREIGN SUPPLIERS					0.00
211020 NATIONAL ARGENTINEAN STATE					0.00
211021 DEBT NATIONAL ARGENTINEAN STATE					0.00
211040 CUSTOMER ADVANCE PAYMENTS					0.00
211090 ALLOWANCE FOR FUTURE INVOICES					0.00
211093 ALLOWANCE FOR PURCHASES					0.00
211094 ACCOUNTS PAYABLE EXCHANGE RATE DIFFERENCE					0.00
211100 MISCELLANEOUS SUPPLIERS					0.00
211200 NATIONAL STATE CURRENT LICENSE FEE					0.00
211210 NATIONAL STATE NON-CURRENT LICENSE FEE					0.00
211230 NATIONAL STATE NON-CURRENT FINANCIAL					0.00
211250 CURRENT VALUE N. S. LICENSE FEE					0.00
211260 CURRENT VALUE N. S. FINANCIAL					0.00
TOTAL SUPPLIERS	0.00	0.00	0.00	0.00	0.00

ACCOUNTS PAYABLE
211500 DOCUMENTED ACCOUNTS PAYABLE					0.00
211511 DOCUMENTED ACCOUNTS PAYABLE USD
211520 ACCOUNTS PAYABLE DEFERRED CHECK ARS					0.00
TOTAL ACCOUNTS PAYABLE	0.00	0.00	0.00	0.00	0.00
TOTAL COMMERCIAL DEBTS	0.00	0.00	0.00	0.00	0.00

BANK DEBTS
211560 FINANCIAL ACCOUNTS PAYABLE					0.00
220501 USD LOANS					0.00
220504 USD LOANS EXCHANGE RATE DIFFERENCE					0.00
220510 FINANCIAL LOANS					0.00
220511 USD LOAN INTEREST					0.00
220513 USD LOAN INTEREST EXCH. RATE DIFF.					0.00
220525 NEGOTIABLE OBLIGATIONS IN USD					0.00
220530 FINANCIAL INTEREST					0.00
220535 FINANCIAL INTEREST					0.00
220580 LOANS IN ARS					0.00
220581 INTERESTS IN ARS					0.00
220590 SHORT-TERM LEASING PAYABLE					0.00
220595 LONG-TERM LEASING PAYABLE					0.00
Checking account advance payments					0.00
TOTAL BANK DEBTS	0.00	0.00	0.00	0.00	0.00

TAX DEBTS
211540 TAXES PAYABLE					0.00
230080 VAT WITHHOLDINGS					0.00
230160 INCOME TAX WITHHOLDINGS					0.00
230165 4TH. CAT. INCOME TAX WITHHOLDINGS					0.00
230220 ALLOWANCE FOR MINIMUM PRESUMED INCOME					0.00
230300 FEDERAL CAPITAL – GROSS INCOME TAX					0.00
230301 BUENOS AIRES – GROSS INCOME TAX					0.00
230302 CATAMARCA – GROSS INCOME TAX					0.00
230303 CHACO – GROSS INCOME TAX					0.00
230304 CHUBUT – GROSS INCOME TAX					0.00
230305 CORDOBA – GROSS INCOME TAX					0.00
230307 ENTRE RIOS – GROSS INCOME TAX					0.00
230308 FORMOSA – GROSS INCOME TAX					0.00
230310 LA PAMPA – GROSS INCOME TAX					0.00
230311 LA RIOJA – GROSS INCOME TAX					0.00
230312 MENDOZA – GROSS INCOME TAX					0.00
230313 MISIONES – GROSS INCOME TAX					0.00
230315 RIO NEGRO – GROSS INCOME TAX					0.00
230316 SANTIAGO DEL ESTERO – GROSS INCOME TAX					0.00
230317 SALTA – GROSS INCOME TAX					0.00
230318 SAN JUAN – GROSS INCOME TAX					0.00
230319 SAN LUIS – GROSS INCOME TAX					0.00
230320 SANTA CRUZ – GROSS INCOME TAX					0.00
230321 SANTA FE – GROSS INCOME TAX					0.00

230322 TIERRA DEL FUEGO – GROSS INCOME TAX					0.00
230323 TUCUMAN – GROSS INCOME TAX					0.00
230350 FEDERAL CAPITAL – GROSS INCOME TAX WITHHOLDING					0.00
230351 BUENOS AIRES– GROSS INCOME TAX WITHHOLDING					0.00
230355 CORDOBA – GROSS INCOME TAX WITHHOLDING					0.00
230361 LA RIOJA – GROSS INCOME TAX WITHHOLDING					0.00
230362 MENDOZA – GROSS INCOME TAX WITHHOLDING					0.00
230367 SALTA – GROSS INCOME TAX WITHHOLDING					0.00
230368 SAN JUAN– GROSS INCOME TAX WITHHOLDING					0.00
230369 SAN LUIS – GROSS INCOME TAX WITHHOLDING					0.00
230373 TUCUMAN – GROSS INCOME TAX WITHHOLDING					0.00
230401 COLLECTION - BUENOS AIRES – GROSS INCOME TAX					0.00
230419 COLLECTION – SAN LUIS – GROSS INCOME TAX					0.00
230423 COLLECTION - TUCUMAN – GROSS INCOME TAX					0.00
230505 STAMP TAX CORDOBA					0.00
230513 STAMP TAX MISIONES					0.00
230514 STAMP TAX NEUQUEN					0.00
230530 TAXES PAYABLE					0.00
230550 ALLOWANCE FOR TAXES					0.00
230551 ALLOWANCE FOR MIN. PRES. INCOME CURRENT VALUE					0.00
240190 EMPLOYER’S CONTRIBUTION WITHHOLDING					0.00
240191 EMPLOYER’S CONTRIBUTION WITHHOLDING – CLEANING					0.00
TOTAL TAX DEBTS	0.00	0.00	0.00	0.00	0.00

MUNICIPAL DEBTS
230624 MUNICIPAL PROV.					0.00
TOTAL MUNICIPAL DEBTS	0.00	0.00	0.00	0.00	0.00

SOCIAL DEBTS
240010 SALARIES AND WAGES PAYABLE					0.00
240020 SOCIAL SECURITY UNIQUE SYSTEM (S.U.S.S.)					0.00
240030 WORKER'S COMPENSATION INSURANCE					0.00
240040 OMINT					0.00
240070 MEDICUS					0.00
240090 OSDE					0.00
240120 ATTACHMENTS					0.00
240130 HEALTH					0.00
240170 HOLIDAY ALLOWANCE					0.00
240180 A.S.E.					0.00
240210 OPTAR					0.00
240220 COOP. ASISTENCIAL SALTA					0.00
240240 SOCIAL REDRESS FUND SANTIAGO DEL ESTERO					0.00
240260 SOCIAL PENSION FUND FORMOSA					0.00
240270 SALARIES AND WAGES PAYABLE BRIDGE					0.00
240290 PUBLIC HEALTH CONTRIBUTION CHACO					0.00
240300 HEALTHCARE SERVICE FUND SANTA FE					0.00
240310 SOCIAL ASSISTANCE FUND ENTRE RIOS					0.00
240320 PUBLIC HEALTH CONTRIBUTION TUCUMAN					0.00
240330 SPECIAL FUND WORK POLICE L327					0.00
240360 MEDIFE					0.00
240370 SWISS MEDICAL					0.00
TOTAL SOCIAL DEBTS	0.00	0.00	0.00	0.00	0.00

ANNEX III

		Regulatory Adjustments

	Book Balance Balance Sheet Presentation	Positive	Negative	Reclassifications	Final Balance Regulatory Accounting

OTHER DEBTS
250010 RECEIVED GUARANTIES					0.00
250011 MISCELLANEOUS GUARANTIES					0.00
250012 CORPORATIONS SECT. 33. CC S.A.					0.00
250013 CORPORATIONS SECT. 33. C & L					0.00
250020 DIRECTORS’ GUARANTIES					0.00
250021 CORPORATIONS SECT. 33. S.E.A. USD					0.00
250022 CORPORATIONS SECT. 33. OTHERS USD					0.00
250030 CORPORATIONS SECT. 33. S.E.A.					0.00
250031 CORPORATIONS SECT. 33. OTHERS					0.00
250035 MISCELLANEOUS CREDITORS					0.00
250050 FEES PAYABLE					0.00
250060 ALLOWANCE OTHER DEBTS					0.00
250065 ALLOWANCE M. FEE CURRENT VALUE					0.00
250075 OTHER DEBTS EXCH. RATE DIFFERENCE					0.00
TOTAL OTHER DEBTS	0.00	0.00	0.00	0.00	0.00

TOTAL DEBTS	0.00	0.00	0.00	0.00	0.00

UNEARNED PROFITS
260008 UNEARNED PROFITS ADVERTISING					0.00
260010 UNEARNED PROFITS					0.00
260012 UNEARNED PROFITS CHARGES					0.00
260015 JUDICIAL COLLECTION TO DEPOSIT ARS					0.00
260016 JUDICIAL COLLECTION TO DEPOSIT USD					0.00
260017 JUDICIAL DEPOSIT USD EXCH. RATE DIFF.					0.00
TOTAL UNEARNED PROFITS	0.00	0.00	0.00	0.00	0.00

OWNERS’ EQUITY
CAPITAL
310020 PAID-IN CAPITAL					0.00
310021 CAPITAL ADJUSTMENT					0.00
310040 IRREVOCABLE CONTRIBUTIONS- PREFERRED SHARE ISSUANCE					0.00
TOTAL CAPITAL	0.00	0.00	0.00	0.00	0.00

RESERVED EARNINGS
320010 LEGAL RESERVE					0.00
320011 LEGAL RESERVE ADJUSTMENT					0.00
TOTAL RESERVED EARNINGS	0.00	0.00	0.00	0.00	0.00

EARNINGS
RETAINED EARNINGS
330010 UNAPPROPRIATED RETAINED EARNINGS					0.00
330020 YEAR’S EARNINGS					0.00
330021 RETAINED EARNINGS ADJUSTMENT					0.00
330030 EARNINGS ADJUSTMENT FOR PREVIOUS YEARS					0.00
330031 EARNINGS ADJUSTMENT FOR PREVIOUS YEARS ADJUSTMENT					0.00
TOTAL RETAINED EARNINGS	0.00	0.00	0.00	0.00	0.00

TOTAL EARNINGS	0.00	0.00	0.00	0.00	0.00

TOTAL OWNERS’ EQUITY	0.00	0.00	0.00	0.00	0.00

TOTAL LIABILITIES	0.00	0.00	0.00	0.00	0.00

ANNEX III

		Regulatory Adjustments

	Book Balance Balance Sheet Presentation	Positive	Negative	Reclassifications	Final Balance Regulatory Accounting

REVENUES
AERONAUTICAL REVENUES
401010 INTERNATIONAL JET WAY USAGE FEE					0.00
401020 INTERNATIONAL AIRPORT TERMINAL USAGE FEE					0.00
401030 INTERNATIONAL OPERATIVE PARKING FEE					0.00
401040 INTERNATIONAL PARKING FEE					0.00
401050 INTERNATIONAL LANDING FEE					0.00
401060 SURCHARGE FOR INTERNATIONAL PEAK HOUR OPERATION					0.00
401070 SURCHARGE FOR INTERNATIONAL OPERATION OUT OF NORMAL TIMETABLE					0.00
401080 SURCHARGE FOR NIGHT AIR FIELD LIGHTING SYSTEM FOR INTERNATIONAL OPERATIONS					0.00
401090 INTERNATIONAL VIP ROOM SERVICE					0.00
401100 MISCELLANEOUS INTERNATIONAL SERVICES					0.00
401110 REGIONAL AIRPORT TERMINAL USAGE FEE					0.00
401120 DOMESTIC JET WAY USAGE FEE					0.00
401130 DOMESTIC AIRPORT TERMINAL USAGE FEE					0.00
401140 DOMESTIC OPERATIVE PARKING FEE					0.00
401150 DOMESTIC PARKING FEE					0.00
401160 DOMESTIC LANDING FEE					0.00
401170 SURCHARGE FOR DOMESTIC PEAK HOUR OPERATION					0.00
401180 SURCHARGE FOR DOMESTIC OPERATION OUT OF NORMAL TIMETABLE					0.00
401190 SURCHARGE FOR NIGHT AIR FIELD LIGHTING SYSTEM FOR DOMESTIC OPERATIONS					0.00
401200 DOMESTIC VIP ROOM SERVICE					0.00
401210 MISCELLANEOUS DOMESTIC SERVICES					0.00
TOTAL AERONAUTICAL REVENUES	0.00	0.00	0.00	0.00	0.00

COMMERCIAL REVENUES
402010 PM SH RETAIL					0.00
402011 PM SH DAILY					0.00
402012 PM SH PHARMACIES					0.00
402013 PM SH CLEANING					0.00
402014 PM SH SAFETY AND SECURITY					0.00
402015 PM SH CASH AND VALUABLES TRANSPORTATION					0.00
402017 PM SH DRUGSTORES					0.00
402020 PM SP RENTAL AGENCIES					0.00
402025 PM SH MISCELLANEOUS SERVICES					0.00
402030 PM CAR PARKING (LICENSED)					0.00
402040 OWN CAR PARKING					0.00
402045 BAGGAGE CARTS					0.00
402050 PM CARGO AGENTS					0.00
402060 PM FUEL PLANTS					0.00
402070 PM DUTY-FREE SHOPS					0.00
402075 DUTY-FREE SHOPS UNDER LICENSE					0.00
402080 PM HANGAR EXPLOITATION					0.00
402085 PM AERONAUTICAL SERVICES TO THIRD PARTIES					0.00
402090 PM GASTRONOMY					0.00
402100 PM PRE AND POST-AIR TRANSPORTATION					0.00
402110 PM SELF RENDERING OF GROUND HANDLING SERVICE					0.00
402120 PM LICENSED GROUND HANDLING SERVICE					0.00
402130 PM CATERING SERVICES					0.00
402160 OWN FISCAL WAREHOUSES HANDLING AND					0.00
402170 OWN FISCAL WAREHOUSES/STAY					0.00
402175 PM LICENSED FISCAL WAREHOUSES					0.00
402180 PM ADVERTISING EXPLOITATION					0.00
402185 LICENSED EXPLOITATIONS					0.00
402190 PM COUNTERS (RENT)					0.00
402191 PM INTERNATIONAL COUNTERS (RENT)					0.00
402200 PM VIP ROOM SPACE					0.00
402210 PM SPACES AND OFFICES (RENT)					0.00
402220 VS RECORDING AND VIDEO-TAPING RIGHTS					0.00
402230 VS PROMOTION RIGHTS					0.00
402240 PM BANKS AND FOREIGN EXCHANGE OFFICES					0.00
402250 PM TELECOMMUNICATIONS, TELEPHONY AND INTERNET					0.00
402260 VP PENALTIES AND FINES					0.00
402270 VS COMMON EXPENSES					0.00
402271 VS ADVANCE PAYMENTS FOR COMMON EXPENSES					0.00
402280 MISCELLANEOUS SALES AND REVENUES					0.00
402282 CER Counters					0.00
402283 CER LA Spaces					0.00
402284 CER Hangars					0.00
402287 Banks and Exchange					0.00

402290 MAINTENANCE SERVICES					0.00
402320 CONSULTING					0.00
402600 EARNED COMMISSIONS TELECOM CARDS					0.00
402700 SPECIFIC ALLOCATION					0.00
405010 ADVERTISING SPACE RENT					0.00
405050 ADVERTISING SPACE DISCOUNT					0.00
TOTAL COMMERCIAL REVENUES	0.00	0.00	0.00	0.00	0.00

OTHER REVENUES
403010 CHARGED INTERESTS					0.00
403030 EXPENSE RECOVERY					0.00
403040 PROCEEDS FROM SALE OF PROPERTY, PLANT AND EQUIPMENT					0.00
403060 PROCEEDS FROM CONVERTING FOREIGN CURRENCY					0.00
403061 EXCHANGE RATE DIFFERENCE FROM COLLECTIONS					0.00
403070 Miscellaneous Revenues					0.00
403071 PROCEEDS FROM PERMANENT INVESTMENTS (VPP)					0.00
403100 MISCELLANEOUS CLAIMS					0.00
TOTAL OTHER REVENUES	0.00	0.00	0.00	0.00	0.00

TOTAL REVENUES	0.00	0.00	0.00	0.00	0.00

ANNEX III

		Regulatory Adjustments

	Book Balance Balance Sheet Presentation	Positive	Negative	Reclassifications	Final Balance Regulatory Accounting

EXPENDITURES
SALARIES AND SOCIAL CONTRIBUTIONS
501010 SALARIES AND WAGES					0.00
501020 SOCIAL CONTRIBUTIONS					0.00
501030 13TH MONTH PAY					0.00
501040 HOLIDAYS					0.00
501050 COMPENSATIONS					0.00
501060 TEMPORARY STAFF					0.00
506070 I.C.A.I. TRAINING					0.00
501080 STAFF TRAINING					0.00
TOTAL SALARIES AND SOCIAL CONTRIBUTIONS	0.00	0.00	0.00	0.00	0.00

FEES
502010 MISCELLANEOUS FEES					0.00
502020 ATTORNEY FEES					0.00
502030 AUDITOR FEES					0.00
502040 NOTARY PUBLIC FEES					0.00
502050 TRANSLATION FEES					0.00
TOTAL FEES	0.00	0.00	0.00	0.00	0.00

SERVICES
503110 TELEPHONY – FIXED CHARGE					0.00
503120 TELEPHONY – VARIABLE CHARGE					0.00
503140 TELEPHONY – OTHER CHARGES					0.00
503211 MOBILE TELEPHONY – EXPENSE					0.00
503220 MOBILE TELEPHONY – VARIABLE CHARGE					0.00
503240 MOBILE TELEPHONY – OTHER CHARGES					0.00
503310 WATER – FIXED CHARGE					0.00
503320 WATER – VARIABLE CHARGE					0.00
503340 WATER – OTHER CHARGES					0.00
503420 POWER – VARIABLE CHARGE					0.00
503430 POWER – FINES, DISCOUNTS					0.00
503440 POWER – OTHER CHARGES					0.00
503520 GAS – VARIABLE CHARGE					0.00
503550 GAS – OTHER CHARGES					0.00
503550 GAS – OTHER CHARGES - TRUST					0.00
503610 MUNICIPAL RATES AND OTHERS					0.00
503620 GASOIL (FOR HEATING)					0.00
503630 COMMUNICATIONS NETWORK					0.00
TOTAL SERVICES	0.00	0.00	0.00	0.00	0.00

ADMINISTRATION EXPENSES
504010 STATIONERY AND OFFICE SUPPLIES					0.00
504020 FORMS AND PRINTED MATERIAL					0.00
504036 PHOTOCOPIES AND PAPER					0.00
504040 DISPENSER/VENDING MACHINES AND CAFETERIA					0.00
504050COMPLEMENTARY MATERIALS AND SERVICES					0.00
504060 MOBILITY COSTS AND TRAVEL EXPENSES					0.00
504070 TRAVEL EXPENSES INSIDE THE COUNTRY					0.00
504080 HEALTHCARE EXPENSES					0.00
504090 REPRESENTATION EXPENSES					0.00
504100 ENTERTAINMENT AND EVENTS					0.00
504110 MAIL/COURIER SERVICES AND FREIGHT COSTS					0.00
504120 MAIL AND DELIVERIES					0.00
504130 MISCELLANEOUS NOTAY PUBLIC EXPENSES					0.00
504140 SUBSCRIPTIONS AND REGISTRATIONS					0.00
504150 PUBLICATIONS					0.00
504160 WORK ELEMENTS					0.00
504170 BANK EXPENSES					0.00
504180 RENTS AND LEASES					0.00
504181 POSTNET EQUIPMENT LEASE COSTS					0.00
504200 NEGOTIABLE OBLIGATIONS EXPENSES					0.00
TOTAL ADMINISTRATION EXPENSES	0.00	0.00	0.00	0.00	0.00

ADVERTISING
505010 Media advertising					0.00
505020 Advertising material					0.00
505030 Promotions					0.00
TOTAL ADVERTISING	0.00	0.00	0.00	0.00	0.00

INSURANCE
506020 OPERATIONAL ALL RISK INSURANCE					0.00
506030 ERECTION ALL RISKS INSURANCE (EAR)					0.00
506040 CAR INSURANCE					0.00
506070 MISCELLANEOUS INSURANCE					0.00
506080 GUARANTY INSURANCE POLICY					0.00
TOTAL INSURANCE	0.00	0.00	0.00	0.00	0.00

MAINTENANCE
507310 PAVEMENT					0.00
507320 POWER SUPPLY					0.00
507330 VISUAL AIDS					0.00
507340 Sign posting					0.00
507350 Airport perimeter					0.00
507360 Green areas					0.00
507410 Drinking water system					0.00
507420 Sanitary sewer system					0.00
507430 Fire hydrant system					0.00
507440 Air conditioning					0.00
507450 Special facilities					0.00
507460 Check-in and passenger service services					0.00
507470 Low-voltage electric power system					0.00
507480 Passenger information					0.00
507490 Weak current facilities					0.00
507500 Buildings					0.00
507510 Minor buildings – Integral movement – Cleaning					0.00
507520 External areas					0.00
507530 Parking lots					0.00
507540 Environment					0.00
507550 Fumigation and disinfection					0.00
507560 Wheeled Vehicles					0.00
507570 Machines, equipment and tools					0.00
507580 Office machines and equipment					0.00
507590 Hardware and network maintenance					0.00
507591 Software maintenance					0.00
507600 Office rental					0.00
507610 MISCELLANEOUS RENTAL					0.00
TOTAL MAINTENANCE	0.00	0.00	0.00	0.00	0.00

ANNEX III

		Regulatory Adjustments

	Book Balance Balance Sheet Presentation	Positive	Negative	Reclassifications	Final Balance Regulatory Accounting

SURVEILLANCE, HEALTH AND FIRE-FIGHTING SERVICES
508010 Safety and security					0.00
508020 Badge expenses					0.00
508030 Health					0.00
508040 Fire-fighting department					0.00
508050 Safety and security elements					0.00
508060 Industrial safety and spill hazards					0.00
508070 Bird control					0.00
TOTAL SURVEILLANCE, HEALTH AND FIRE-FIGHTING SERVICES	0.00	0.00	0.00	0.00	0.00

TAXES
509020 GROSS INCOME TAX					0.00
509030 MISCELLANEOUS TAXES					0.00
509040 STAMP TAX					0.00
509051 CURRENT VALUE MINIMUM PRESUMED INCOME TAX					0.00
509080 TAXES ON BANK DEBITS
509081 TAXES ON BANK CREDITS LAW 25413
509083 DEFERRED TAX					0.00
TOTAL TAXES	0.00	0.00	0.00	0.00	0.00

LICENSE FEE AND OTHERS
510010 LICENSE FEE					0.00
210020 MANAGEMENT FEES					0.00
TOTAL LICENSE FEE AND OTHERS	0.00	0.00	0.00	0.00	0.00

AMORTIZATIONS
511020 TOOL AND INSTRUMENT AMORTIZATION					0.00
511030 MACHINERY AND EQUIPMENT AMORTIZATION					0.00
511040 INSTALLATION AMORTIZATION					0.00
511050 FURNITURE AND FIXTURES AMORTIZATION					0.00
511060 WHEELED VEHICLE AMORTIZATION					0.00
511070 TELEPHONY AMORTIZATION					0.00
511080 DATA PROCESSING AMORTIZATION					0.00
511090 AMORTIZATION OF IMPROVEMENTS ON THIRD-PARTY REAL PROPERTY					0.00
511110 DEFERRED CHARGE AMORTIZATION					0.00
511121 GOODWILL AMORTIZATION FOR C.C. S.A.					0.00
TOTAL AMORTIZATIONS	0.00	0.00	0.00	0.00	0.00

FINANCIAL EXPENSES
512010 BANK FEES					0.00
512010 CREDIT AND DEBIT CARD FEES					0.00
512012 BANK FEES FOR INTERNATIONAL WIRES					0.00
512013 TICKET FEES					0.00
512020 FINANCIAL FEES					0.00
512021 COMMERCIAL FEES					0.00
512030 FINANCIAL INTERESTS					0.00
512040 BANK INTERESTS					0.00
512050 TAX INTERESTS					0.00
512060 SOCIAL INTERESTS					0.00
512070 COMMERCIAL INTERESTS					0.00
512090 EXCHANGE RATE DIFFERENCE					0.00
512091 GENERAL EXCHANGE RATE DIFFERENCE					0.00
TOTAL FINANCIAL EXPENSES	0.00	0.00	0.00	0.00	0.00

OTHER EXPENSES
513010 Bad debts ()					0.00
513011 Bad debts, other credits ()					0.00
513030 Legal claims ()					0.00
513040 Miscellaneous expenditures ()					0.00
513060 Price difference MM ()					0.00
513070 Inventory difference ()					0.00
513110 Fines and penalties					0.00
513120 Current value					0.00
513140 Parking cash shortage					0.00
513150 Parking cash surplus					0.00
513160 Charge cash shortage					0.00
TOTAL OTHER EXPENSES	0.00	0.00	0.00	0.00	0.00

TOTAL EXPENDITURES	0.00	0.00	0.00	0.00	0.00

YEAR’S RESULT	0.00	0.00	0.00	0.00	0.00

ASSETS	0.00	0.00	0.00	0.00	0.00
LIABILITIES	0.00	0.00	0.00	0.00	0.00
OWNER’S EQUITY	0.00	0.00	0.00	0.00	0.00
DEFERRED EARNINGS	0.00	0.00	0.00	0.00	0.00
RESULT	0.00	0.00	0.00	0.00	0.00
UNALLOCATED ACCOUNTS	0.00	0.00	0.00	0.00	0.00
Control	0.00	0.00	0.00	0.00	0.00